UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2018

Dova Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-38135 (Commission File Number)	81-3858961 (IRS Employer Identification No.)

240 Leigh Farm Road, Suite 245 Durham, North Carolina (Address of Principal Executive Offices)	27707 (Zip Code)

Registrant’s telephone number, including area code: (919) 748-5975

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2018, Dova Pharmaceuticals, Inc. (the “Company”) entered into an Office Lease Agreement (the “Lease”) with Pine Forest 240 TT, LLC, a Delaware limited liability company (the “Landlord”), under which the Company will lease 21,745 square feet of space for its corporate headquarters located at 240 Leigh Farm Road, Durham, North Carolina. Pursuant to the Lease, the Company will effectively renew the Company’s lease of its existing 14,378 square feet of office space (the “Existing Office Space”) that the Company currently subleases from Paidian Research, Inc. pursuant to a sublease agreement, which is scheduled to expire on April 30, 2020, effective May 1, 2020.  The Company will also lease an additional 1,961 square feet of office space (“Suite 200”), which the Landlord has agreed to use commercially reasonable efforts to deliver on or before August 1, 2018, and 5,406 square feet of office space (“Suite 215”), which the Landlord has agreed to use commercially reasonable efforts to deliver on or before August 1, 2019.

Under the Lease, subject to specified exceptions, the Company will pay an initial annual base rent of (i) $51,476.28, or $4,289.69 per month, for Suite 200, subject to an increase of approximately 2.7% per year, (ii) $145,799.88, or $12,149.99 per month, for Suite 215, subject to an increase of approximately 2.7% per year and (iii) $387,774.72, or $32,314.56 per month, for the Existing Office Space, subject to an increase of approximately 2.7% per year. In addition, the Company will pay its proportionate share of the Landlord’s annual operating expenses associated with the premises, calculated as set forth in the Lease.

The term of the Lease will continue until September 30, 2023. The Company has an option to renew the Lease for one additional term of five years. If exercised, rent during the renewal term will be at the fair market rental rate as defined in the Lease.

The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, a copy of which is attached as Exhibit 10.1 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Office Lease Agreement, dated May 22, 2018, by and between the Registrant and Pine Forest 240 TT, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dova Pharmaceuticals, Inc.

Date: May 24, 2018	/s/ Mark W. Hahn
Mark W. Hahn
Chief Financial Officer